Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 14, 2004, accompanying the financial statements included in the Annual Report of Gulfport Energy Corporation on Form 10-KSB/A for the year ended December 31, 2004. We consent to the incorporation by reference of said report in the Registration Statement of Gulfport Energy Corporation on Form S-8 (File No. 333-55738, effective February 16, 2001) and Form S-3/A (File No. 333-124209).

/s/ Hogan & Slovacek

Oklahoma City, Oklahoma

December 28, 2005